Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about August 8, 2013) pertaining to the Eagle Materials Inc. Amended and Restated Incentive Plan of our reports dated May 24, 2013, with respect to the consolidated financial statements of Eagle Materials Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Eagle Materials Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended March 31, 2013, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about August 8, 2013) pertaining to the Eagle Materials Inc. Amended and Restated Incentive Plan of our report dated May 24, 2013, with respect to the financial statements of Texas Lehigh Cement Company LP as of and for the year ended December 31, 2012 included in Eagle Materials Inc. and Subsidiaries’ Annual Report (Form 10-K) for the year ended March 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

August 8, 2013